Exhibit 99.1

Verastem Oncology Announces Reverse Stock Split

BOSTON, MA – May 31, 2023 - Verastem Oncology, (Nasdaq: VSTM), a biopharmaceutical company committed to advancing new medicines for patients with cancer, today announced that it will effect a 1-for-12 reverse stock split of its issued and outstanding common stock. Verastem’s stockholders approved an amendment to Verastem’s Restated Certificate of Incorporation (as amended, the “Amended Charter”) to effect the reverse stock split at Verastem’s Annual Meeting of Stockholders held on May 15, 2023. The reverse stock split is intended to increase the per share trading price of the Verastem’s common stock to ensure Verastem will satisfy the price requirement for continued listing on the Nasdaq Global Market, and potentially attract a broader range of investors. Pursuant to the Amended Charter, the reverse stock split will become effective at 5:00 p.m. Eastern Time on May 31, 2023 (the “Effective Time”) and the Company expects that its common stock will open for trading on June 1, 2023 on the Nasdaq Capital Market on a split-adjusted basis under the Company’s existing trading symbol “VSTM”. As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 92337C203.

Upon effectiveness of the reverse stock split, every 12 shares of Verastem’s issued and outstanding common stock will automatically be converted into one share of common stock at the Effective Time. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in some stockholders receiving cash in lieu of fractional shares. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a cash payment equal to the closing price of our common stock as reported on the Nasdaq Capital Market on May 30, 2023, as adjusted by the reverse stock split ratio of 1-for-12, multiplied by the applicable fraction of a share to which the stockholder would otherwise be entitled.. The reverse stock split will reduce the number of shares of outstanding common stock from approximately 200,872,633 shares to approximately 16,739,386 shares. Proportional adjustments will be made to the number of shares of common stock issuable upon exercise of Verastem’s outstanding stock options, restricted stock units, and preferred stock, as well as the applicable exercise price. The par value of Verastem’s common stock will remain unchanged at $0.0001 per share after the reverse stock split. There will be no change in the authorized number of shares of the Company’s common stock or preferred stock after the reverse stock split.

Computershare Trust Company, N.A. (“Computershare”) will act as the transfer agent for the reverse stock split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares.

Additional information concerning the reverse stock split can be found in Verastem’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2023.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a development-stage biopharmaceutical company committed to the development and commercialization of new medicines to improve the lives of patients diagnosed with cancer. Our pipeline is focused on novel small molecule drugs that inhibit critical signaling pathways in cancer that promote cancer cell survival and tumor growth, including RAF/MEK inhibition and focal adhesion kinase (FAK) inhibition. For more information, please visit www.verastem.com.

Forward-Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology, including statements related to the timing and impact of our reverse stock split. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, among others, the risk that the reverse stock split may not occur on time or at all, and the risks identified under the heading “Risk Factors” in Verastem Oncology’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (SEC) on March 14, 2023 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and Verastem Oncology does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Dan Calkins

+1 781-469-1694

dcalkins@verastem.com

Nate LiaBraaten

+1 212-600-1902

nate@argotpartners.com

Media:

Lisa Buffington

+1 (781) 292-4205

lbuffington@verastem.com